EXHIBIT 10.10

1999 STOCK OPTION PLAN

THIS 1999 STOCK OPTION PLAN (the “Plan”) is made and adopted by CALLWAVE, INC., a California corporation (the “Company”), for the purposes of enabling the Company to grant stock options to its employees and others providing services to the Company.

SECTION 1. DEFINITIONS

For purposes of this Plan, the term:

1.1 “Common Stock” means shares of the common capital stock of the Company.

1.2 “Company” means CALLWAVE, INC., a California corporation.

1.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.4 “Holder” means each individual to whom an Incentive Option or a Nonqualified Option is granted under this Plan.

1.5 “Incentive Options” means “incentive stock options,” as defined in Section 422 of the Code.

1.6 “Nonqualified Options” means all options granted under this Plan to acquire stock of the Company, its Parent, or any of its Subsidiaries, other than Incentive Options.

1.7 “Option” shall mean each Incentive Option and Nonqualified Option permitted to be granted under this Plan.

1.8 “Parent” means any corporation means a corporation that owns directly or indirectly 50% or more of the total combined voting power of all classes of stock of the Company.

1.9 “Plan” means this 1999 Stock Option Plan of the Company.

1.10 “Restated Articles” means the Amended and Restated Articles of Incorporation of the Company which increase to Ten Million (10,000,000) the number of shares of Common Stock which the Company is authorized to issue, were approved by the Company’s shareholders and Board of Directors effective as of February 15, 1999, and are being filed with the California Secretary of State contemporaneously with the execution of this Plan.

1.11 “Subsidiary” means each corporation in which stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation or corporations is owned directly or indirectly by the Company.

SECTION 2. PURPOSE

This Plan is intended to provide an incentive to enable officers and employees of the Company, its Parent, and its Subsidiaries, and for certain other individuals providing services to or acting as directors of the Company, its Parent, or its Subsidiaries, to acquire or increase a proprietary interest in the Company, its Parent, or its Subsidiaries, and their success. The Company intends that this purpose shall be effected by the granting of Incentive Options and Nonqualified Options under the Plan.

SECTION 3. OPTIONS TO BE GRANTED AND ADMINISTRATION

3.1 Options to be Granted. Options granted under the Plan may be either Incentive Options or Nonqualified Options.

3.2 Administration by the Board. This Plan shall be administered by the Board of Directors of the Company (the “Board”).

(a) The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant Options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing Options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan’s purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan’s purpose, including but not limited to banks, insurance companies, brokerage firms and consultants.

(b) In addition, as to each Option, the Board shall have full and final authority in its discretion to determine: (i) the number of shares subject to each Option; (ii) the time or times at which Options shall be granted; (iii) the Option price for the shares subject to each Option, which price shall be subject to the applicable requirements, if any, of Section 6.1(c) hereof, and (iv) the time or times when each Option shall become exercisable, the conditions under which exercise may be accelerated, and the duration of the exercise period.

3.3 Appointment and Proceedings of Committee. The Board may appoint a Stock Option Committee (the “Committee”) which shall consist of at least two members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall require the affirmative vote of a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

3.4 Powers of Committee. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom Options should be granted, the number of shares to be covered by each Option, the time or times of Option grants, and the terms and conditions of each Option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of Options. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

SECTION 4. STOCK

4.1 Shares Subject to Plan. The Company hereby reserves and sets aside for the granting of Options under the plan Seven Hundred Fifty Thousand (750,000) shares of Common Stock. Such number of shares is subject to adjustment as provided in Section 8, below.

4.2 Lapsed or Unexercised Options. Whenever any outstanding Option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such Option automatically shall be restored to the Plan and again shall be available for the granting of other Options under the Plan.

SECTION 5. ELIGIBILITY

5.1 Eligible Optionees. Incentive Options may be granted only to officers and other employees of the Company or its Parent or Subsidiaries, including members of the Board who are also employees of the Company or a Parent or Subsidiary. Nonqualified Options may be granted to officers or other employees of the Company or its Parent or Subsidiaries, to members of the Board or the board of directors of a Parent or any Subsidiary whether or not employees of the Company or such Parent or Subsidiary, and to certain other individuals providing services to the Company or its Parent or Subsidiaries.

5.2 Limitations on 10% Stockholders. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary of the Company (a “greater-than-10% stockholder”), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five (5) years from the date on which it is granted.

5.3 Limitation on Exercisable Options. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other Option plan of the Company (or a parent or subsidiary as defined in Section 424 of the Code) shall not exceed $100,000. Any Option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option. The first sentence of this Section 5.3 shall be applied by reference to the fair market value of Common Stock as of the time the Option is granted.

SECTION 6. TERMS OF OPTION AGREEMENTS

6.1 Mandatory Terms. Each Option agreement shall contain such provisions as the Board or the Committee from time to time determines to be appropriate. Option agreements need not be identical, but each Option agreement by appropriate language shall include the substance of all of the following provisions:

(a) Expiration. Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement, which date shall not be later than the tenth anniversary of the date on which the Option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10% stockholder).

(b) Exercise. Each Option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Board or the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

(c) Purchase Price. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the Option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). For purposes of the Plan, the fair market value of the Common Stock shall be determined by the Board or the Committee in good faith. The price at which shares may be purchased pursuant to Nonqualified Options shall be specified by the Board or the Committee at the time the Option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Nonqualified Option is granted, but shall not be less than the par value of shares of Common Stock.

(d) Transferability of Options. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan (or any right or privilege conferred hereby), contrary to the provisions of the Plan, or upon any attempted levy or any attachment or similar process upon the rights and privileges conferred hereby, such Option shall thereupon terminate and become null and void.

(e) Termination of Employment or Death of Optionee. Except as otherwise expressly provided in the terms and conditions of the Option granted to an Optionee, Options granted hereunder shall terminate on the earliest to occur of (i) the date of expiration thereof; (ii) if the Holder is employed by the Company and such employment is terminated by the Company for cause, as hereinafter defined, on the date of such termination; or (iii) if the Holder is employed by the Company and such employment is terminated for any reason other than death or for cause as aforesaid, on the earlier of the date of expiration thereof or ninety (90) days following the date of such termination.

(i) Until the date on which the Option so expires, the Holder may exercise that portion of his Option which is exercisable at the time of termination of such relationship. An employment relationship between the Company and the Holder shall be deemed to exist during any period during which the Holder is employed by the Company or by a Parent or any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Holder shall be determined by the Board or the Committee at the time thereof. For purposes of this Section 5.1(e), the term “cause” shall mean (a) any material breach by the Holder of any agreement to which the Holder and the Company are both parties, (b) any act (other than retirement) or omission to act by the Holder which may have a material and adverse effect on the Company’s business or on the Optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations),(c) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any Subsidiary or affiliate of the Company, or any other act or omission constituting “cause” for termination of Holder’s employment by the Company under any employment agreement between such Holder and the Company.

(ii) In the event of the death of any Holder while in an employment or other relationship with the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one hundred eighty (180) days following the date of such death. After the death of the Optionee, his executor, administrator or any person or persons to whom his Option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option to the extent the Holder was entitled to exercise such Option as of the date of his death.

(f) Rights of Optionees. No Holder shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised with respect to such shares pursuant to the terms thereof, and (ii) the Company shall have issued and delivered a certificate representing such shares. Thereupon, the Holder shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock, subject to any agreements entered into by the Holder in connection with the Optionees exercise of the Option and acquisition of the stock.

6.2 Certain Optional Terms. The Board or the Committee may in its discretion provide, upon the grant of any Option hereunder, that the stock shall be subject to the terms of a repurchase or shareholders’ agreement including any and all commercially reasonable terms, such as, without limitation, that the Company shall have the right from time to time to repurchase all or any number of shares purchased upon exercise of such Option.

(a) The repurchase price per share payable by the Company shall be such amount or be determined in such a manner as is fixed or determined by the Board or the Committee at the time the Option for the shares subject to repurchase was granted. The Board or the Committee may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an Option granted hereunder. In the event the Board or the Committee shall grant Options subject to the Company’s repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to the exercise of such Option shall carry a legend satisfactory to counsel for the Company referring to such rights.

(b) Notwithstanding the foregoing, the form of Stock Transfer Agreement attached to this Plan as Exhibit A is hereby approved and may be used by the Board or Committee without any further approval from the Board of the Committee.

SECTION 7. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

7.1 Means of Exercise. Any Option granted under the Plan may be exercised by the Holder by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Holder then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”). The Notice shall be accompanied by payment for such shares, any required payment of withholding taxes, and such documents, including without limitation an investment letter and a repurchase or shareholder’s agreement duly executed by the Holder relating, among other things, to restrictions on transfer rights of first refusal and Company buy-back rights (if applicable), as may reasonably be required or requested by the Company.

7.2 Means of Payment and Delivery. Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made either (i) in cash equal to the Option price for the number of shares specified in the Notice (the “Total Option Price”), or (b) if authorized by the applicable Option agreement, in shares of Common Stock of the Company having a fair market value equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. For purposes of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.1(c) hereof as promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Holder or other appropriate person certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder or other appropriate person, at the address specified pursuant to Section 7.1 or other appropriate address.

SECTION 8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

8.1 No Effect of Options upon Certain Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise

8.2 Stock Dividends, Recapitalizations, Etc. If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then: (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment; and (b) the number and class of shares with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.

8.3 Determination of Adjustments. Adjustments under this Section 8 shall be determined by the Board or the Committee and such determinations shall be conclusive. The Board or the Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any Option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.4 No Adjustment in Certain Cases. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

SECTION 9. EFFECT OF CERTAIN TRANSACTIONS

If, while unexercised Options remain outstanding under the Plan, the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated, or if there is a sale or other disposition of substantially all of the Company’s capital stock or assets to a third party or parties (each hereinafter referred to as a “Transaction”), then:

9.1 Option Outstanding. Subject to the provisions of Section 9.2, below, after the effective date of such Transaction unexercised Options shall remain outstanding and shall be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction; or

9.2 Permissive Acceleration. The Board may accelerate the time for exercise of all unexercised and unexpired Options, effective as of a date prior to the effective date of such Transaction; provided that(a) notice of acceleration shall be given to each holder of an Option, (b) each holder of an Option shall have the right to exercise such Option in part or in full prior to the effective date of such Transaction, and (c) to the extent not so exercised, all of such Options shall be canceled prior to or as of such effective date; and provided further, the Board may not accelerate unexercised and unexpired Options pursuant to this Section 9.2 if to do so would adversely affect pooling of interests treatment intended to be effected in connection with a Transaction.

SECTION	10. NON-EXCLUSIVITY OF THE PLAN; NON-UNIFORM DETERMINATIONS

Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Board’s or Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board or the Committee shall be entitled, among other things, to make nonuniform and selective determinations, and to enter into non-uniform and selective Option agreements, as to (i) the persons to receive Options under the Plan, (ii) the terms and provisions of Options, (iii) the exercise by the Board or the Committee of its discretion in respect of the exercise of Options pursuant to the terms of the Plan, and (iv) the treatment of leaves of absence pursuant to Section 6.1(e), above.

SECTION 11. GOVERNMENT AND OTHER REGULATIONS AND WITHHOLDING

11.1 California Securities Laws: Section 260.141.46. The Company shall deliver to each Holder annually within one hundred and twenty (120) days after the end of the Company’s fiscal year a statement of income and expenses for the Company for the immediately preceding year and a balance sheet for the Company dated as of the last day of the immediately preceding fiscal year.

11.2 Government and other Regulations. The obligation of the Company to sell and deliver shares of Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any shares covered by Options under applicable federal and state securities laws; and in the event that any shares are so registered or qualified the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11.3 Withholding. Whenever under the Plan shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Holder remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 12. “LOCKUP” AGREEMENT

The Board or the Committee in its discretion may specify upon granting an Option that the Holder shall agree, for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, upon request of the Company or the underwriter or underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any Option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriter or underwriters, as the case may be.

SECTION 13. MISCELLANEOUS

13.1 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of California.

13.2 Termination and Amendment of Plan. The Board may terminate the Plan at any time, and may amend the Plan at any time and from time to time, subject to the limitation that, except as provided in Sections 8 and 9 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, in any instance in which such amendment would (a) increase the number of shares of Common Stock as to which Options may be granted under the Plan; or (b) change in substance the provisions of

Section 5 hereof relating to eligibility to participate in the Plan. Except as provided in Sections 8 and 9 hereof, rights and obligations under any Option granted before termination or amendment of the Plan shall not be altered or impaired by such termination or amendment except with the consent of the Optionee.

13.3 No Assurances of Employment. Neither the adoption of this Plan, the granting of any Option hereunder, nor the execution of an Option agreement with any Holder is intended or shall be construed as either (a) conferring on any individual any right to remain employed by the Company for any specified term, or (b) limiting in any way the right, power and authority of the Company to terminate the employment or other service engagement of such person at any time either with or without cause.

13.4 Effective Date. The effective date of the Plan is February 20, 1999, or, if later, the date on which the Secretary of State of the State of California accepts for filing the Restated Articles. No Option may be granted under the Plan after the tenth (10th) anniversary of such effective date.

IN WITNESS WHEREOF, the undersigned has executed this Plan, effective as of the date set forth above.

CALLWAVE, INC., a California corporation

	By	/s/ Robert A. Dolan, President
Date		Robert A. Dolan, President

EXHIBIT A

Form of Stock Transfer Agreement